                             Coopers&Lybrand L.L.P.



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement on Form S-8 (File No., 33-92138) of BSB Bancorp, Inc., pertaining to the BSB Bank & Trust Company 401(k) Savings Plan in RSI Retirement Trust (the "Plan"), on our report dated May 31, 1996, on our audits of the financial statements of the Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995, included in the Plan's Annual Report on Form 11-K.



Syracuse, New York
June 26, 1996